Exhibit 10.4

WHEN RECORDED OR FILED, PLEASE RETURN TO: Vinson & Elkins L.L.P. 2001 Ross Avenue, Suite 3900 Dallas, Texas 75201 Attention: Shannon Spainhour

Space above for County Clerk’s Use

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF
AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT

FROM

PRAIRIE OPERATING CO., LLC,

as Mortgagor

TO

GREGORY O’NEILL,
as Trustee

FOR THE BENEFIT OF

Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust,
as Mortgagee

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.

A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE OR THE MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE MORTGAGOR UNDER THIS DEED OF TRUST.

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.

THIS INSTRUMENT COVERS PROCEEDS OF MORTGAGED PROPERTY.

THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBIT HERETO. THE MORTGAGOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBIT ATTACHED HERETO.

PORTIONS OF THE MORTGAGED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE MORTGAGOR IS AN OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE APPLICABLE UCC RECORDS.

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Exhibit A – Oil and Gas Properties

ii

This DEED OF TRUST, MORTGAGE, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is entered into as of August 15, 2023 (the “Effective Date”), by PRAIRIE OPERATING CO., LLC, a Delaware limited liability company (the “Mortgagor”), to GREGORY O’NEILL, as Trustee (the “Trustee”), for the benefit of Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust (together with its successors and assigns in such capacity, the “Mortgagee”).

R E C I T A L S

A. Prairie Operating Co., a Delaware corporation (the “Parent”) has issued or will issue certain Series E Convertible Preferred Stock to Mortgagee pursuant to the terms of that certain Certificate of Designation of Preferences, Rights and Limitations dated as of August 15, 2023 (as amended, restated, replaced, modified or supplemented from time to time, the “Series E Certificate of Designation”) and the other Transaction Documents (as defined in the Series E Certificate of Designation) entered into in connection with the Preferred Stock (as defined in the Series E Certificate of Designation) (such Transaction Documents, as amended, restated, replaced, modified or supplemented from time to time, collectively, the “Secured Transaction Documents”).

B. The Mortgagor is a direct or indirect subsidiary of the Parent for whose benefit the Parent may and will issue the Preferred Stock to the Mortgagee under the Secured Transaction Documents.

C. The Mortgagee has conditioned its obligations under the Series E Certificate of Designation and the other Secured Transaction Documents upon the execution and delivery by the Mortgagor of this Deed of Trust, and the Mortgagor has agreed to enter into this Deed of Trust to, among other things, grant and assign by the Mortgagor to the Trustee, for the benefit of the Mortgagee, the Collateral to further secure all obligations owing to the Mortgagee under the Series E Certificate of Designation and the other Secured Transaction Documents.

D. THEREFORE, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor hereby acts and agrees for the benefit of the Mortgagee as follows:

Article I
DEFINITIONS

Section 1.01 Terms Defined Above. As used in this Deed of Trust, each term defined above has the meaning indicated above.

Section 1.02 UCC and Other Defined Terms. Each capitalized term used in this Deed of Trust and not defined in this Deed of Trust shall have the meaning ascribed to such term in the Series E Certificate of Designation. Any capitalized term not defined in either this Deed of Trust or the Series E Certificate of Designation shall have the meaning ascribed to such term in the Applicable UCC.

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Section 1.03 Definitions.

“Accounts and Contract Rights” shall mean all Accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and General Intangibles of the Mortgagor now or hereafter existing, or hereafter acquired by, or on behalf of, the Mortgagor, or the Mortgagor’s successors in interest, relating to or arising from (a) the ownership, operation and development of the Mortgaged Property, (b) the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons produced or to be produced from or attributable to the Mortgaged Property or any units or pooled interest units in which all or a portion of the Mortgaged Property forms a part, and (c) the ownership of any economic, profits or other contractual interest in the Oil and Gas Properties described on Exhibit A, together with all Accounts and Proceeds accruing to the Mortgagor attributable to the sale of Hydrocarbons produced from the Mortgaged Property or any units or pooled interest units in which all or a portion of the Mortgaged Property forms a part.

“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the State of Colorado.

“Collateral” means, collectively, all the Mortgaged Property and all the UCC Collateral.

“Event of Default” has the meaning ascribed to such term in Section 5.01.

“Excluded Assets” means any contract, license, agreement, instrument or other document to the extent that the grant of a security interest therein is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than the Mortgagor to terminate (or materially modify) or requires any consent not obtained under, any such contract, license, agreement, instrument or other document, except to the extent that the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under Sections 9-406, 9-407, 9-408 or 9-409 of the Applicable UCC (or any similar or successor provision or provisions) or any other applicable law (including any bankruptcy or insolvency law) or principles of equity; provided, however, that “Excluded Assets” shall (a) not include any right to receive proceeds from the sale or other disposition of Excluded Assets or any proceeds, substitutions or replacements of Excluded Assets (unless such proceeds, substitutions or replacements would constitute Excluded Assets) and (b) not be construed to limit, impair or otherwise affect the Mortgagee’s continuing security interests in the Mortgagor’s rights to or interests in (x) monies due or to become due under any such contract, license, agreement, instrument or other document (to the extent not prohibited by such contract, license, agreement, instrument or other document and applicable law), or (y) any proceeds from the sale, license, lease or other disposition of any such contract, license, agreement, instrument or other document. References in this Mortgage to Collateral and to categories or types of Collateral do not include Excluded Assets.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including without limitation any supranational bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

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“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.

“Hydrocarbon Interests” means all right, title, interest in and to the leases described on Exhibit A.

“Hydrocarbons” means oil, gas, and related hydrocarbons produced or to be produced from the Hydrocarbon Interests of the Mortgagor, and including all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to such Hydrocarbon Interests.

“Indemnified Parties” means the Trustee and the Mortgagee and their Related Parties.

“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

“Mortgaged Property” means the Oil and Gas Properties and other properties and assets described in Section 2.01(a) through Section 2.01(c).

“Oil and Gas Properties” means the oil and gas leases set forth on Exhibit A.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Release Date” means the earliest date on which all of the following shall have occurred: (a) no shares of Preferred Stock remain outstanding (whether by conversion, redemption or otherwise) or are no longer beneficially owned or otherwise held by the Mortgagee (or any of its Affiliates) and (b) the payment in full of all Secured Obligations then due and owing, if any (other than contingent obligations for which no claim has been made).

“Secured Obligations” has the meaning assigned to such term in Section 2.03.

“Trustee” means Gregory O’Neill, whose address for notice hereunder is Level 27, 60 City Road Southbank, Melbourne, Australia, and any successors or substitutes in trust hereunder.

“UCC Collateral” means the property and other assets described in Section 2.02.

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Article II
GRANT OF LIEN AND SECURED OBLIGATIONS

Section 2.01 Grant of Liens. To secure payment of the Secured Obligations, the Mortgagor does by these presents hereby GRANT, BARGAIN, SELL, CONVEY, MORTGAGE, TRANSFER, ASSIGN and SET OVER AND, to the extent permitted by applicable law, GRANT A POWER OF SALE to the Trustee, for the use and benefit of the, the properties, rights and interests listed below in Section 2.01(a) through Section 2.01(c), TO HAVE AND TO HOLD unto the Trustee forever, IN TRUST, to secure the Secured Obligations:

(a) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties described on Exhibit A.

(b) All rights, titles, interests and estates now owned or hereafter acquired by the Mortgagor in and to all Hydrocarbons.

(c) All other rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Mortgagor in and to the Oil and Gas Properties, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Permitted Liens to which any of the Oil and Gas Properties are subject or otherwise; and all rights of the Mortgagor to Liens securing payment of proceeds from the sale of production from any of the Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates.

Notwithstanding any provision in this Deed of Trust to the contrary, in no event are any Excluded Assets subject to any Lien granted hereunder; provided that if and when any property shall cease to be an Excluded Asset, such property shall be deemed at all times from and after such date to be Collateral and subject to the Liens granted hereunder.

Section 2.02 Grant of Security Interest. To further secure the Secured Obligations, the Mortgagor hereby grants to the Mortgagee a security interest in and to all rights, titles and interests of the Mortgagor in and to the following (whether now owned or hereafter acquired by operation of law or otherwise):

(a) all Accounts and Contract Rights;

(b) all As-Extracted Collateral from or attributable to the Oil and Gas Properties;

(c) all books and records pertaining to the Oil and Gas Properties; and

(d) all Hydrocarbons.

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Section 2.03 Secured Obligations. This Deed of Trust is executed and delivered by the Mortgagor to secure and enforce the following (collectively, the “Secured Obligations”):

(a) Payment of and performance of all amounts, liabilities and obligations at any time owing by the Mortgagor and/or the Parent solely with respect to any Preferred Stock owned or held by Mortgagee under the Secured Transaction Documents (including any accrued and unpaid dividends and any liquidated damages arising from any failure to convert the Preferred Stock to Common Stock pursuant to the terms thereof), whether now existing or hereafter arising and in aggregate amount secured hereby not to exceed, at any time of determination, the Stated Value with respect to the Preferred Stock then owned or held by the Mortgagee.

(b) Any sums which may be advanced or paid by the Mortgagee under the terms hereof or of the Series E Certificate of Designation or any other Secured Transaction Document on account of the failure of the Mortgagor or the Parent to comply with the covenants of the Mortgagor or the Parent contained herein, in the Series E Certificate of Designation or any other Secured Transaction Document and all other obligations, liabilities and indebtedness of the Mortgagor and the Parent arising pursuant to the provisions of this Deed of Trust or any Secured Transaction Document.

(c) Any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.

Section 2.04 Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (a) some portions of the goods described or to which reference is made herein are or are to become Fixtures on the land described or to which reference is made herein or on Exhibit A; (b) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral (including, without limitation, all minerals including oil and gas and the Accounts resulting from the sale thereof at the wellhead or minehead located on the Oil and Gas Properties described or to which reference is made herein or on Exhibit A) and all other Hydrocarbons; (c) this Deed of Trust is to be filed of record in the real estate records of the counties in which the Mortgaged Property is located or other appropriate records as a financing statement; and (d) the Mortgagor is a record owner of the real estate or interests in the real estate or immoveable property included in the Mortgaged Property.

Article III
ASSIGNMENT OF AS-EXTRACTED COLLATERAL

Section 3.01 Assignment.

(a) The Mortgagor has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Mortgagee in and to:

(i) all of its As-Extracted Collateral located in or to be produced from or attributable to the Mortgaged Properties located in each county where this Deed of Trust is filed, including without limitation, all As-Extracted Collateral located in or to be produced from or attributable to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom;

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(ii) the revenues and proceeds now and hereafter attributable to such Mortgaged Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and

(iii) all amounts and proceeds hereafter payable to or to become payable to the Mortgagor or now or hereafter relating to any part of such Mortgaged Properties and all amounts, sums, monies, revenues and income which become payable to the Mortgagor from, or with respect to, any of the Mortgaged Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.

(b) The Hydrocarbons and any lease-level products thereof are to be delivered into pipelines connected with the Mortgaged Property, or to the purchaser thereof, to the credit of the Mortgagee, free and clear of all taxes, charges, costs and expenses; and all such revenues and proceeds shall be paid directly to the Mortgagee, at its address provided below, with no duty or obligation of any party paying the same to inquire into the rights of the Mortgagee to receive the same, what application is made thereof, or as to any other matter.

(c) The Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by the Mortgagee or any party in order to have said proceeds and revenues so paid to the Mortgagee.

(d) The Mortgagee shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Mortgagee shall have the right, at its election, in the name of the Mortgagor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Mortgagee in order to collect such funds and to protect the interests of the Mortgagee and/or the Mortgagor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Mortgagor.

(e) The Mortgagor hereby appoints the Mortgagee as its attorney-in-fact to pursue any and all rights of the Mortgagor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the Liens granted to the Trustee and/or the Mortgagee in Section 2.01, the Mortgagor hereby further pledges and collaterally transfers and assigns to the Mortgagee any and all such Liens, security interests, financing statements or similar interests of the Mortgagor attributable to its interest in the As-Extracted Collateral, any other Hydrocarbons and proceeds of runs therefrom arising under or created by any statutory provision, judicial decision or otherwise. The power of attorney granted to the Mortgagee in this Section 3.01, being coupled with an interest, shall be irrevocable until the Release Date.

Section 3.02 Producer’s Liens. In addition to the rights, titles and interests hereby conveyed pursuant to Section 2.01 of this Deed of Trust, the Mortgagor hereby pledges and collaterally transfers and assigns to the Mortgagee all Liens given to the Mortgagor to secure obligations of purchasers of Hydrocarbons to pay the purchase price for the sale of Hydrocarbons at the wellhead as provided by applicable state law.

Section 3.03 License. Until such time as an Event of Default has occurred and is continuing, the Mortgagee hereby grants to Mortgagor a license to sell, receive, and receipt for any proceeds from the sale of As-Extracted Collateral, Hydrocarbons, proceeds of runs therefrom, and other interests assigned in Section 3.01, which license shall be suspended upon the occurrence of an Event of Default and for so long as such Event of Default continues.

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Article IV
REPRESENTATIONS, WARRANTIES AND COVENANTS

The Mortgagor hereby represents, warrants and covenants as follows:

Section 4.01 Title. The Collateral is free of all Liens except Liens created pursuant to this Deed of Trust and other Permitted Liens.

Section 4.02 Power to Create Lien and Security. The Mortgagor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Collateral in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever that has not been obtained is required in connection with the execution and delivery by the Mortgagor of this Deed of Trust with respect to any material Collateral.

Section 4.03 Abandon; Sales. The Mortgagor will not sell, lease, assign, transfer or otherwise dispose or abandon any of the Collateral in violation of the Series E Certificate of Designation.

Section 4.04 Failure to Perform. The Mortgagor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Mortgagor is required to pay hereunder, each of the Mortgagee and the Trustee, in the Mortgagor’s name or its or their own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Mortgagor to the Mortgagee or the Trustee, as the case may be, and each of the Mortgagee and the Trustee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment.

Article V
RIGHTS AND REMEDIES

Section 5.01 Event of Default. An “Event of Default” will exist if any of the following occurs and is continuing:

(a) the Mortgagor shall commence a voluntary proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any action to authorize any of the foregoing or any action referenced in this clause (a); or

(b) an involuntary proceeding shall be commenced by any party against the Mortgagor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or a substantial part of its property and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) calendar days.

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Section 5.02 Foreclosure and Sale. If an Event of Default shall occur and be continuing, then the Mortgagee shall have the following rights and remedies, to the extent permitted by applicable law:

(a) The Mortgagee shall have the right and option to proceed with foreclosure by directing the Trustee to proceed or proceeding with foreclosure and to sell all or any portion of the Mortgaged Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required or permitted by law, and to make conveyance to the purchaser or purchasers. Where the Mortgaged Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Mortgaged Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Mortgaged Property is to be sold. Nothing contained in this Section 5.02 shall be construed so as to limit in any way any rights to sell the Mortgaged Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Mortgagor hereby irrevocably appoints the Trustee and the Mortgagee, with full power of substitution, to be the attorneys-in-fact of the Mortgagor and in the name and on behalf of the Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices in connection with any such sale that the Mortgagor ought to execute and deliver, and to use the name of the Mortgagor in the exercise of all or any of the powers hereby conferred on the Trustee and/or the Mortgagee in connection with any such sale. At any such sale, to the extent permitted by applicable law: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Mortgagee, as appropriate, to have physically present, or to have constructive possession of, the Mortgaged Property (the Mortgagor hereby covenanting and agreeing to deliver any portion of the Mortgaged Property not actually or constructively possessed by the Trustee or the Mortgagee immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee or the Mortgagee shall contain a general warranty of title, binding upon the Mortgagor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Trustee or the Mortgagee shall be prima facie evidence of the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be presumed to have been performed, (v) the receipt of the Trustee, the Mortgagee or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Mortgagor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Mortgagor, and (vii) to the extent and under such circumstances as are permitted by law, the Mortgagee may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations (in the order of priority set forth in Section 5.13) in lieu of cash payment.

(b) The Mortgagee shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral, and the Trustee or the Mortgagee may proceed as to any Collateral in accordance with the rights and remedies granted under this Deed of Trust or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Mortgagee under any other provision of this Deed of Trust or under any other Secured Transaction Document. Written notice sent to the Mortgagor, after the occurrence of an Event of Default and as provided herein, at least ten (10) days prior to (i) the date of public sale of any part of the UCC Collateral, or (ii) the date after which private sale of any such UCC Collateral will be made, shall be deemed sent within a reasonable time.

Section 5.03 Substitute Trustees and Agents. If an Event of Default shall occur and be continuing, then to the extent provided by applicable law, the Trustee or the Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or the Mortgagee pursuant to this Article V, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee or the Mortgagee. If the Trustee or the Mortgagee shall have given notice of sale hereunder, any successor or substitute trustee or mortgagee agent thereafter appointed as permitted by applicable law may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee or mortgagee agent conducting the sale.

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Section 5.04 Judicial Foreclosure; Receivership. If any of the Secured Obligations shall become due and payable and shall not be promptly paid, the Trustee or the Mortgagee shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction or, to the extent permitted by applicable law, for the appointment of a receiver pending any foreclosure hereunder or the sale of Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Trustee and/or the Mortgagee in connection with any such receivership shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Trustee and/or the Mortgagee.

Section 5.05 Foreclosure for Installments. If an Event of Default shall occur and be continuing, then to the extent provided by applicable law, the Mortgagee shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Mortgaged Property for any subsequently maturing portion of the Secured Obligations.

Section 5.06 Separate Sales. If an Event of Default shall occur and be continuing, then to the extent provided by applicable law, the Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as the Mortgagee, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.07 Possession of Mortgaged Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Trustee or the Mortgagee shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Mortgagor, its successors or assigns, or its or their agents or servants, and may exclude the Mortgagor, its successors or assigns, and all persons claiming under the Mortgagor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Mortgagee may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Mortgagor, its successors or assigns, might at the time do and may exercise all rights and powers of the Mortgagor, in the name, place and stead of the Mortgagor, or otherwise as the Mortgagee shall deem best. All costs, expenses and liabilities of every character incurred by the Trustee and/or the Mortgagee in administering, managing, operating, and controlling the Mortgaged Property shall constitute a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to the Trustee and/or the Mortgagee.

Section 5.08 Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Mortgagor or the Mortgagor’s heirs, devisees, representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Mortgagor, are occupying or using the Mortgaged Property or any part thereof, to the extent provided by applicable law, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, to the extent provided by applicable law, the purchaser shall be entitled to institute and maintain a summary action for possession of the Mortgaged Property (such as an action for forcible entry and detainer) in any court having jurisdiction.

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Section 5.09 Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Trustee or the Mortgagee shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof). Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Mortgagee, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Trustee or the Mortgagee in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.

Section 5.10 No Release of Obligations. None of the Mortgagor, the Parent or any other Person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such Secured Obligation by reason of: (a) the failure of the Trustee and/or the Mortgagee to comply with any request of the Mortgagor, the Parent or any other Person so obligated to foreclose the Lien of this Deed of Trust or to enforce any provision hereunder or under the Series E Certificate of Designation; (b) the release, regardless of consideration, of the Mortgaged Property or any portion thereof or interest therein or the addition of any other property to the Mortgaged Property; (c) any agreement or stipulation between any subsequent owner of the Mortgaged Property and the Mortgagee extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to the Mortgagor, the Parent or such other Person, and in such event the Mortgagor, the Parent and all such other Persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Mortgagee; or (d) by any other act or occurrence save and except if the Release Date occurs.

Section 5.11 Release of and Resort to Collateral. The Mortgagee may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its stature as a first and prior Lien in and to the Collateral, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, the Mortgagee may resort to any other security therefor held by the Mortgagee or the Trustee in such order and manner as the Mortgagee may elect.

Section 5.12 Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent not prohibited by law, the Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Mortgagor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices in connection with this Deed of Trust of any Event of Default or of any election by the Mortgagee to exercise or any actual exercise of any right, remedy or recourse provided for hereunder or available at law; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Deed of Trust and now in force, of which the Mortgagor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state provide for a redemption period but do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.

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Section 5.13 Application of Proceeds. The proceeds of any sale of the Mortgaged Property or any part thereof and all other monies received in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied:

(a) First, to the payment of all reasonable expenses incurred by the Trustee or the Mortgagee incident to the enforcement of this Deed of Trust, the Series E Certificate of Designation or any Secured Transaction Document to collect any portion of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and legal fees and a reasonable commission to the Trustee acting, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Mortgagee under this Deed of Trust or in executing any trust or power hereunder; and

(b) Second, to all remaining Secured Obligations.

Section 5.14 Resignation of Operator. In addition to all rights and remedies under this Deed of Trust, at law and in equity, if any Event of Default shall occur and be continuing and the Trustee or the Mortgagee shall exercise any remedies under this Deed of Trust with respect to any portion of the Mortgaged Property (or the Mortgagor shall transfer any Mortgaged Property “in lieu of” foreclosure) whereupon the Mortgagor is divested of its title to any of the Collateral, the Mortgagee shall have the right, subject to applicable law, to request that any operator of any Mortgaged Property which is either the Mortgagor or any Affiliate of the Mortgagor resign as operator under the joint operating agreement applicable thereto, and no later than sixty (60) days after receipt by the Mortgagor of any such request, the Mortgagor shall resign (or, to the extent it is able to do so, cause such other Person to resign) as operator of such Collateral.

Section 5.15 Indemnity. The Indemnified Parties shall not be liable, in connection with any action taken, for any loss sustained by the Mortgagor resulting from an assertion that the Mortgagee has received funds from the production of Hydrocarbons claimed by third persons or any act or omission of any Indemnified Party in administering, managing, operating or controlling the Mortgaged Property prior to the sale thereof as provided herein including such loss which may result from the ordinary negligence of an Indemnified Party unless such loss is caused by the willful misconduct or gross negligence of the Indemnified Party seeking indemnity or exculpation. No Indemnified Party shall be obligated to perform or discharge any obligation, duty or liability of the Mortgagor. The Mortgagor shall and does hereby agree to indemnify each Indemnified Party for, and to hold each Indemnified Party harmless from, any and all liability, loss or damage which may or might be incurred by any Indemnified Party by reason of this Deed of Trust or the exercise of rights or remedies hereunder including such loss which may result from the ordinary negligence of an Indemnified Party unless such loss is caused by the willful misconduct or gross negligence of the Indemnified Party seeking indemnity or exculpation. If any Indemnified Party shall make any expenditure on account of any such liability, loss or damage, the amount thereof, including documented costs, expenses and reasonable attorneys’ fees, shall be a demand obligation (which obligation the Mortgagor hereby expressly promises to pay) owing by the Mortgagor to such Indemnified Party. The Mortgagor hereby assents to, ratifies and confirms any and all actions of each Indemnified Party with respect to the Mortgaged Property taken under and in compliance with the terms of this Deed of Trust. The liabilities of the Mortgagor as set forth in this Section 5.15 shall survive the termination of this Deed of Trust.

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Article VI
THE TRUSTEE

Section 6.01 Duties, Rights, and Powers of Trustee. The Trustee shall have no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Mortgaged Property, or any part thereof, or against the Mortgagor, or to see to the performance or observance by the Mortgagor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Mortgagee. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for the Trustee’s own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him or her hereunder, believed by him or her in good faith to be genuine.

Section 6.02 Successor Trustee. The Trustee may resign by written notice addressed to the Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Mortgagee. In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Mortgagee by instrument of substitution complying with any applicable Governmental Requirements, or, in the absence of any such requirement, without formality other than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Mortgagee to the Mortgagor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited. Upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor all the estate and title in and to all of the Mortgaged Property in the State of Colorado, and the successor shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until the Release Date. To facilitate the administration of the duties hereunder, the Mortgagee may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Mortgagee may designate.

Section 6.03 Retention of Moneys. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him or her hereunder.

Article VII
MISCELLANEOUS

Section 7.01 Instrument Construed as a Deed of Trust, Etc. This Deed of Trust may be construed as a mortgage, deed of trust, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.

Section 7.02 Releases.

(a) Full Release. If all the conditions precedent in connection with the Release Date shall have occurred, and the Mortgagor shall request the release of this Deed of Trust, then the Mortgagee shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record at the expense of the Mortgagor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Deed of Trust shall remain and continue in full force and effect.

(b) Partial Release. If any of the Mortgaged Property shall be sold, transferred or otherwise disposed of by the Mortgagor in a transaction permitted by the Series E Certificate of Designation, then the Mortgagee, at the request and sole expense of the Mortgagor, shall promptly execute and deliver to the Mortgagor all releases, re-conveyances or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Mortgaged Property.

Section 7.03 Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee and the Mortgagee in order to effectuate the provisions hereof. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

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Section 7.04 Successors and Assigns. The terms used to designate any party or group of persons shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons; provided that Mortgagee shall not be permitted to assign any of its liens or rights under this Deed of Trust without the express written consent of the Mortgagor.

Section 7.05 Application of Payments to Certain Obligations. If any part of the Secured Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Mortgaged Property cannot be lawfully subject to the Lien hereof to the full extent of the Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.

Section 7.06 Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.

Section 7.07 Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be given as provided in the Series E Certificate of Designation; provided that, service of notice as required by the laws of any state in which portions of the Mortgaged Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.

Section 7.08 Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical, except that to facilitate recordation, if the Mortgaged Property is situated in more than one county, descriptions of only those portions of the Mortgaged Property located in the county in which a particular counterpart is recorded need be attached as Exhibit A to such counterpart. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Deed of Trust containing the entire Exhibit A have been retained by the Mortgagor and the Mortgagee.

Section 7.09 Governing Law. Insofar as permitted by otherwise applicable law, this Deed of Trust shall be construed under and governed by the laws of the State of Colorado.

Section 7.10 Financing Statement; Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Mortgaged Property and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Mortgaged Property (including said fixtures) are situated. This Deed of Trust shall also be effective as a financing statement covering As-Extracted Collateral (including, without limitation, oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, Applicable UCC records or other appropriate records of each jurisdiction where any part of the Mortgaged Property is situated.

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Section 7.11 Execution of Financing Statements. Pursuant to the Applicable UCC, the Mortgagor authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Mortgagor in such form and in such offices as the Mortgagee reasonably determines appropriate to perfect the security interests of the Mortgagee under this Deed of Trust. The Mortgagor also authorizes the Mortgagee, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Mortgagor”, “all personal property of the Mortgagor” or words of similar effect. The Mortgagor shall pay all costs associated with the filing of such instruments.

In that regard, the following information is provided:

Name of Mortgagor:	Prairie Operating Co., LLC
Address of Mortgagor and
Chief Executive Office:	602 Sawyer Street, Suite 710
Houston, Texas 77007
State of Formation/Location	Delaware
Organizational ID Number	6781965
Attention:	Edward Kovalik

Name of Mortgagee:	Narrogal Nominees Pty Ltd ATF Gregory K O’Neill Family Trust
Address of Mortgagee:	Level 27
60 City Road Southbank, Melbourne Australia
Attention:	Gregory O’Neill

Owner of Record of
Mortgaged Property:	Prairie Operating Co., LLC

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Section 7.12 Exculpation Provisions. Each of the parties hereto specifically agrees that it has a duty to read this Deed of Trust; and agrees that it is charged with notice and knowledge of the terms of this Deed of Trust; that it has in fact read this Deed of Trust and is fully informed and has full notice and knowledge of the terms, conditions and effects of this Deed of Trust; that it has been represented by independent legal counsel of its choice throughout the negotiations preceding its execution of this Deed of Trust; and has received the advice of its attorney in entering into this Deed of Trust; and that it recognizes that certain of the terms of this Deed of Trust result in one party assuming the liability inherent in some aspects of the transaction and relieving the other party of its responsibility for such liability. Each party hereto agrees and covenants that it will not contest the validity or enforceability of any exculpatory provision of this Deed of Trust on the basis that the party had no notice or knowledge of such provision or that the provision is not “conspicuous”.

Section 7.13 References. The words “herein”, “hereof”, “hereunder” and other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Deed of Trust unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

Section 7.14 Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER SECURED TRANSACTION DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Deed of Trust may be amended or waived only by an instrument in writing signed by the Mortgagor and the Mortgagee.

Article VIII
STATE SPECIFIC PROVISIONS

Section 8.01 State Specific Provisions Generally. The state specific provisions detailed in this Article VIII apply to (a) Mortgaged Property located in the State of Colorado and (b) UCC Collateral subject to the applicable law of the state. The state specific provisions detailed in this Article VIII shall prevail over any conflicting provision of this Deed of Trust.

Section 8.02 Special Colorado Provisions.

(a) Foreclosure. To the extent permitted by applicable law, any sale conducted upon foreclosure of the Mortgaged Property shall be held at the front door of the county courthouse of the Colorado county in which such Mortgaged Property is located, or on the Mortgaged Property, or at such other place as similar sales are then customarily held in the Colorado county in which the Mortgaged Property being sold is located, provided that the actual place of sale shall be specified in the notice of sale. At the conclusion of any foreclosure sale, the officer conducting the sale shall execute and deliver to the purchaser at the sale a certificate of purchase which shall describe the property sold to such purchaser and shall state that upon the expiration of any applicable periods for redemption, the holder of such certificate will be entitled to a deed to the property described in the certificate. After the expiration of any applicable periods of redemption, the officer who conducted such sale shall, upon request, execute and deliver an appropriate deed to the holder of the certificate of purchase or the last certificate of redemption, as the case may be, and such deed shall operate to divest the Mortgagor and all persons claiming under the Mortgagor of all right, title and interest, whether legal or equitable, in the property described in the deed.

(b) Right to Receiver. It is the Mortgagor’s express intention and agreement pursuant to C.R.S. §38-38-602(3) that the Mortgagee shall have the right and be absolutely entitled to the appointment of a receiver. This entitlement is a matter of right, without regard to the solvency or insolvency of the Mortgagor, and without regard to the value thereof, and such receiver, to the extent permitted by applicable law, may be appointed by any court of competent jurisdiction upon ex parte application, and without notice, notice being hereby expressly waived. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Mortgaged Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances. Such receivership shall, at the option of the Mortgagee, continue until full payment of all of the Secured Obligations or until title to the Mortgaged Property shall have passed by foreclosure sale under this Deed of Trust or deed in lieu of foreclosure.

(c) Colorado Law Controls. To the extent any provisions of this Deed of Trust addressing foreclosure procedures or post-foreclosure remedies or rights, or specifying particular actions to be taken, conflict with any provisions of Colorado law applicable at the time of initiation of foreclosure proceedings, such provisions of Colorado law shall govern and control the conflict in question.

[SIGNATURES BEGIN NEXT PAGE]

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EFFECTIVE as of the Effective Date referred to above.

PRAIRIE OPERATING CO., LLC,
a Delaware limited liability company

By:	Prairie Operating Co., its sole member

By:	/s/ Daniel T. Sweeney
Name:	Daniel T. Sweeney
Title:	General Counsel & Corporate Secretary

STATE OF COLORADO	§
§
COUNTY OF ARAPAHOE	§

This instrument was acknowledged before me on August 16, 2023, by Daniel T. Sweeney, General Counsel & Corporate Secretary of Prairie Operating Co., a Delaware corporation, in its capacity as sole member of Prairie Operating Co., LLC, a Delaware limited liability company, on behalf of said company.

/s/ Jessaca Dunlop
Notary Public

Printed Name: Jessaca Dunlop
My Commission Number: 20154003940
My Commission Expires: 01/30/2027

[NOTARY SEAL]

[Signature Page to Deed of Trust – Prairie Operating Co., LLC]

EXHIBIT A

to

DEED OF TRUST, MORTGAGE, ASSIGNMENT OF
AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT,
FIXTURE FILING AND FINANCING STATEMENT (the “Deed of Trust”)

[Attached]

Exhibit A – Page 1